Exhibit 99.1
STRATOS INTERNATIONAL INC.
RESTRICTED STOCK AWARD AGREEMENT
(DIRECTOR AWARD)
     This agreement dated as of March 9, 2005 (the “Award Agreement”), is entered into by and between Stratos International Inc., a Delaware corporation (the “Company”), and _________ (the “Grantee”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the Stratos Lightwave, Inc. 2003 Stock Plan (the “Plan”).
     1. General. The purpose of the Plan is to provide selected officers, directors, employees and others performing services to the Company or any Subsidiary or Affiliate with additional incentive to promote the success of the Company’s business, encourage such persons to remain in the service of the Company and enable such persons to acquire proprietary interests in the Company. Shares of Restricted Stock are granted under this Award Agreement as of March 9, 2005 (the “Award Date”) subject to all of the terms of this Award Agreement and pursuant to and subject to all of the provisions of the Plan applicable to Restricted Stock granted pursuant to Article 8 of the Plan, which provisions are, unless otherwise provided herein, incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. A copy of the Plan is on file in the offices of the Company.
     2. Grant. Effective as of the Award Date, the Company hereby grants to the Grantee a total of 12,000 shares of Restricted Stock (the “Restricted Shares”), subject to the restrictions set forth in Section 3 hereof and the Plan. If the Grantee does not execute and deliver a signed copy of this Award Agreement to the Secretary of the Company prior to the close of business on May 14, 2004, the Restricted Shares shall be immediately forfeited and this Award Agreement shall terminate and have no effect.
     3. Restrictions.
(a)	None of the Restricted Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with Section 6 of this Award Agreement.

(b)	Any Restricted Shares that are not vested shall be forfeited to the Company immediately upon termination of the Grantee’s service on the Board of Directors of the Company (the “Board”).
     4. Stock Certificates. Each stock certificate evidencing any Restricted Shares shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Grantee tender to the Company a stock power duly executed in blank relating thereto.

     5. Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to any Restricted Shares until a stock certificate for the shares is issued in Grantee’s name. Once any such stock certificate is issued in Grantee’s name, the Grantee shall be entitled to all rights associated with ownership of the Restricted Shares, except that the Restricted Shares will remain subject to the restrictions set forth in Section 3 hereof and if any additional shares of Common Stock become issuable on the basis of such Restricted Shares (e.g., a stock dividend), any such additional shares shall be subject to the same restrictions as the shares of Restricted Shares to which they relate.
     6. Vesting. Except as otherwise provided in Sections 6(a) and 6(b), the Restricted Shares granted hereunder shall become vested in three equal installments on each of the first, second and third anniversaries of the Award Date if the Grantee continues to serve on the Board through such date.
(a)	All Restricted Shares shall become immediately vested upon a Change of Control, as defined in the Plan.

(b)	All Restricted Shares shall become immediately vested if the Grantee’s service on the Board shall terminate for any reason other than (i) voluntary resignation, other than due to the Grantee’s total and permanent disability as determined by the Committee or (ii) removal for Cause.
     7. Other Terms and Conditions. The Committee shall have the discretion to determine such other terms and provisions hereof as stated in the Plan.
     8. Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court of the Eastern Division of the Northern District of Illinois and the Grantee consents to the jurisdiction and venue of those courts.
     9. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.
     10. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.
     11. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Grantee.

     12. Withholding. Grantee agrees, as a condition of this grant, to make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of the Restricted Shares acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from Grantee, or withhold such amounts from other payments due Grantee from the Company or any Subsidiary or Affiliate.
     13. Section 83(b) Election. Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid by the Grantee for the Restricted Shares, if any, and their fair market value on the date Restricted Shares vest they will be reportable as ordinary income at that time. Grantee may elect to be taxed on the Award Date with respect to Restricted Shares rather than when such shares vest by filing an election under Section 83(b) of the Code in a form similar to that set forth in Exhibit A hereto with the Internal Revenue Service within 30 days after the Award Date. Failure to make this filing within the 30-day period will result in the recognition of ordinary income by Grantee (in the event the Fair Market Value of the shares increases after the Award Date) as the forfeiture restrictions lapse.
GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF. GRANTEE IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.
     14. No Retention Rights. Nothing herein contained shall confer on the Grantee any right with respect to continuation of service on the Board, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the service of the Grantee.
     15. Construction. This Award Agreement is subject to and shall be construed in accordance with the Plan, the terms of which are explicitly made applicable hereto. Unless otherwise defined herein, capitalized terms in this Award Agreement shall have the same definitions as set forth in the Plan. Except as otherwise specifically set forth in the Award Agreement, the provisions of the Plan shall govern.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GRANTEE	Stratos International Inc.

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